EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Pipex Pharmaceuticals, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(1) the accompanying Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 2, 2007

/s/ Steve H. Kanzer
Name:	Steve H. Kanzer
Title:	Chairman and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)